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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the use in the Current Report on Form 8-K/A under the Securities Exchange Act of 1934 of Coventry Health Care, Inc. ("Coventry") dated February 25, 2005 of our report dated March 8, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for goodwill and intangible assets in 2002), related to the consolidated financial statements of First Health Group Corp. as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, and to the incorporation by reference in Registration Statement Nos. 33-71806, 33-57014, 33-81356, 33-81358, 33-82562,
33-87114, 33-90268, 33-95084, 33-97246, 333-39581, 333-36735, 333-47239,
333-75615, 333-107064, 333-117966 of Coventry on Form S-8 and Registration
Statement Nos. 333-75675 and 333-74280 of Coventry on Form S-3 under the Securities Act of 1933.


/s/ DELOITTE & TOUCHE LLP
Chicago, IL
February 24, 2005